Horizon Funds Shareholder Report Proxy Voting Results

At a special meeting of shareholders on July 2, 2009, fund shareholders approved the following two proposals:

Proposal 1- Elect trustees for each fund.*

The individuals listed in the table below were elected as trustees for each fund. All trustees with the exception of Messrs. McNabb and Volanakis (both of whom already served as directors of The Vanguard Group, Inc.) served as trustees to the funds prior to the shareholder meeting.

Trustee                         For               Withheld        Percentage For
John J. Brennan         517,264,433             14,297,196                 97.3%
Charles D. Ellis        501,913,782             29,647,847                 94.4%
Emerson U. Fullwood     507,851,847             23,709,782                 95.5%
Rajiv L. Gupta          515,891,359             15,670,270                 97.1%
Amy Gutmann             517,356,594             14,205,035                 97.3%
JoAnn Heffernan Heisen  516,532,227             15,029,403                 97.2%
F. William McNabb III   516,660,098             14,901,531                 97.2%
Andre F. Perold         507,715,282             23,846,348                 95.5%
Alfred M. Rankin, Jr.   516,327,018             15,234,611                 97.1%
Peter F. Volanakis      516,503,576             15,058,053                 97.2%

*  Results are for all funds within the same trust.

Proposal 2: - Update and standardize the funds' fundamental policies regarding:

(a) Purchasing and selling real estate.
(b) Issuing senior securities.
(c) Borrowing money.
(d) Making loans.
(e) Purchasing and selling commodities.
(f) Concentrating investments in a particular industry or group of industries.
(g) Eliminating outdated fundamental investment policies not required by law.

The revised fundamental policies are clearly stated and simple, yet comprehensive, making oversight and compliance more efficient than under the former policies. The revised fundamental policies will allow the funds to respond more quickly to regulatory and market changes, while avoiding the costs and delays associated with successive shareholder meetings.

                              For     Abstain    Against      Broker  Percentage
                                                           Non-Votes         For
Capital Opportunity Fund
2a                    129,735,970   3,102,998  3,854,091   5,312,491       91.4%
2b                    129,272,744   3,479,454  3,940,862   5,312,490       91.0%
2c                    127,960,367   3,356,007  5,376,686   5,312,490       90.1%
2d                    128,482,736   3,447,317  4,763,006   5,312,491       90.5%
2e                    129,316,497   3,250,837  4,125,724   5,312,491       91.1%
2f                    129,116,664   3,280,675  4,295,721   5,312,490       90.9%
2g                    130,458,646   3,181,999  3,052,414   5,312,490       91.9%

Strategic Equity Fund
2a                    178,164,129   3,534,815 10,024,312   5,730,570       90.2%
2b                    177,486,762   3,801,136 10,435,358   5,730,570       89.9%
2c                    176,246,489   3,646,003 11,830,765   5,730,570       89.3%
2d                    176,671,295   3,691,730 11,360,235   5,730,566       89.5%
2e                    176,761,443   3,516,471 11,445,346   5,730,566       89.5%
2f                    177,545,769   3,665,294 10,512,194   5,730,570       89.9%
2g                    178,712,026   3,657,543  9,353,685   5,730,572       90.5%

Global Equity Fund
2a                    159,807,866   4,326,012  4,427,315  15,326,285       86.9%
2b                    158,846,090   4,831,696  4,883,414  15,326,278       86.4%
2c                    156,945,661   4,618,279  6,997,258  15,326,279       85.3%
2d                    157,039,602   4,705,298  6,816,298  15,326,279       85.4%
2e                    158,420,395   4,500,665  5,640,136  15,326,281       86.2%
2f                    158,729,804   4,553,593  5,277,801  15,326,280       86.3%
2g                    158,339,235   4,879,020  5,342,945  15,326,278       86.1%

Strategic Small-Cap Equity Fund
2a                      7,620,449     263,896    218,494     111,936       92.8%
2b                      7,529,002     284,957    288,881     111,936       91.7%
2c                      7,533,161     264,234    305,444     111,936       91.7%
2d                      7,520,079     291,917    290,844     111,936       91.5%
2e                      7,559,257     272,526    271,056     111,936       92.0%
2f                      7,646,743     267,966    188,130     111,936       93.1%
2g                      7,682,003     264,618    156,218     111,936       93.5%